Exhibit 99

NEWS RELEASE

INTERSTATE GENERAL COMPANY L.P. ANNOUNCES RESIGNATION OF JAMES R. TREPTOW

FOR IMMEDIATE RELEASE January 15, 2004	CONTACT Mark Augenblick (540) 687-3177

Middleburg, VA - Interstate General Company L.P. ("IGC") (AMEX: IGC; PCX) announces the resignation of James R. Treptow, a member of IGC's and IWT / CWT's Board of Directors and Chairman of the IGC Audit Committee. Mr. Treptow resigned due to pressing business and personal matters that would limit the time he can devote to the affairs of IGC and IWT/CWT.

Mr. Treptow's resignation became effective December 31, 2003. Chairman James Wilson said, "IGC is grateful for Mr. Treptow's many contributions to IGC over the last four years and wishes him well."

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